UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   February 26, 2020

VILLAGE SUPER MARKET, INC.
(Exact Name of Registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or Other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey  07081
(Address of principal executive offices)

 Registrant’s telephone number, including area code
(973) 467-2200

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 22, 2020, Village Super Market, Inc. (“Village”) entered into an asset purchase agreement (the “APA”) with Fairway Group Holdings Corp. (“Fairway”) in conjunction with Fairway filing voluntary petitions for relief under chapter 11 of title 11 of the U.S. Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Under the APA, Village agreed to acquire up to five supermarkets in New York, NY, a production distribution center (the “PDC”), and the intellectual property used by Fairway, including the names “Fairway” and “Fairway Markets,” for a cash purchase price of $68.6 million, subject to customary closing adjustments and assumed liabilities (as defined in the APA). The assumed liabilities consist primarily of lease liabilities.
On February 20, 2020, the Bankruptcy Court entered an order that established the bidding procedures for the assets of Fairway, including those subject to the APA.  The APA represents an offer under Section 363 of the U.S. Bankruptcy Code. Such offers are commonly referred to as “stalking horse” bids and are subject to higher bids, in accordance with the bidding procedures established by the Bankruptcy Court. Accordingly, Village cannot be certain that it will complete the transaction. The Section 363 sale process is expected to be concluded in March 2020.  In the event that Village is not the winning bidder, it will be entitled to a break-up fee equal to 3% of the cash purchase price.
The APA allows Village to remove two of the supermarkets and the PDC (each, a “Non-Core Asset”) from the list of assets acquired within the later of 45 days from the execution of the APA and two days prior to the auction or the sale hearing if no auction is held under the Section 363 sale process. Should Village elect to remove Non-Core Assets from the list of assets acquired, the cash purchase price will be reduced by up to $5.5 million.
As required by the APA, Village made a $6.9 million deposit into escrow on January 23, 2020. Village intends to fund the balance of the purchase price, if the transaction is consummated, with cash on hand, its revolving credit agreement and other debt.
The parties have made customary representations, warranties and covenants in the APA, and the completion of the acquisition is subject to regulatory approvals, including, without limitation, regulatory clearance, and customary closing conditions.

Item 9.01   Financial Statements and Exhibits

Description

99.1	Asset Purchase Agreement dated as of January 22, 2020 by and among Fairway Group Holdings Corp. and Village Super Market, Inc.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: February 26, 2020	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)